Exhibit 99.1

OLB Group acquires DoubleBeam

NEW YORK, May 27, 2020 (GLOBE NEWSWIRE) -- The OLB Group, Inc. ("OLB," “we,” “us,” “our,” or the "Company"), a FinTech company, has announced the acquisition of DoubleBeam in an asset purchase transaction from POSaBIT, Inc .

The OLB Group is a FinTech company and a payment facilitator that, through its subsidiaries, focuses on a suite of products in the merchant services and payment facilitator verticals.

These services include electronic payment processing, cloud-based multi-channel commerce platform solutions for small to medium sized businesses and crowd funding services. The Company is focused on providing these integrated business solutions to merchants throughout the United States through three wholly-owned subsidiaries, eVance, Inc., Omnisoft.io, Inc., and CrowdPay.us, Inc.

The Company is extremely excited about the acquisition of DoubleBeam and to introduce its long-time, loyal merchants in the food services and cafeteria markets to OLB’s innovative technologies. Now, more than ever, these technologies are being used and increasingly expanded in the current environment of COVID-19 where we are adapting safety measures to service thousands of our clients every day.

Our omni-commerce technologies of Contactless, EMV, Apple Pay, Android Pay and Online Ordering will improve the customer experience significantly and expedite the checkout process.

Ryan Hamlin the CEO of POSaBIT said “we are comfortable that the new home of DoubleBeam will increase the business engagement to the loyal merchants that DoubleBeam had for years, in the current environment. POSaBIT will maintain its focus on merchants in different markets in the future.”

DoubleBeam provides mobile solutions which help merchants improve their customer experience and save money on their cost of payments. By integrating with existing mobile applications and POS systems, DoubleBeam closes the loop between offers and promotions, customer purchasing behavior and preferences, and the most personalized, real-time communication method ever: the smartphone in their customers' hands.

In addition to improving marketing ROI, DoubleBeam saves merchants money on payments by offering mobile-based and contactless checkout at the cashier as an option, which is much cheaper than traditional credit and debit cards. These savings get passed on to their customers, who benefit with targeted offers that make sense for them, available right as they are shopping. Our solutions can also help them stay organized, save time and get out of the store faster.

DoubleBeam processes over one hundred million in sales transactions on an annual basis, captures customer data, and behavior shopping experience and habits and provides retailers the ability to make targeted in-app offers quickly and easily, all while running quietly in the background. Retailers maintain their brand and control all the features and functionality that add to their customers' shopping experience.

About The OLB Group, Inc. (OLBG)

The OLB Group, Inc. is a commerce service provider that delivers fully outsourced private label shopping solutions to highly trafficked websites and retail locations.  We provide end-to-end e-commerce, mobile and retail solutions to customers.

OLB Group, Inc.’s common stock is traded Over-The-Counter on the OTCQB under the stock symbol: OLBG. Additional information about the Company can be found at http://www.olb.com.

Forward Looking Statements

All statements from The OLB Group, Inc. in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements concerning our ability to implement our proprietary merchant boarding and CRM system and to roll out our Omni Commerce applications to our current merchants and the integration of our secure payment gateway with our crowd funding platform. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, uncertainty regarding our ability to integrate the companies that we have recently acquired and to repay outstanding indebtedness and fund our operations. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K, 10-Q and 8-K filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.